EXHIBIT 24

Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of LNB BANCORP, INC., an Ohio corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its securities for offering and sale pursuant to the Employment Agreement, made as of January 28, 2005, by and among Daniel E. Klimas, the Company and The Lorain National Bank, and the Stock Option Agreement, made effective as of February 1, 2005, between LNB Bancorp, Inc. and Daniel E. Klimas, hereby constitute and appoint Terry M. White as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the NASDAQ Stock Market, granting unto said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 27th day of May, 2005.

/s/ Daniel P. Batista

Daniel P. Batista

/s/ Robert M. Campana

Robert M. Campana

/s/ Terry D. Goode

Terry D. Goode

/s/ James F. Kidd

James F. Kidd

/s/ David M. Koethe

David M. Koethe

/s/ Benjamin G. Norton

Benjamin G. Norton

/s/ Jeffrey F. Riddell

Jeffrey F. Riddell

/s/ John W. Schaeffer

John W. Schaeffer, M.D.

/s/ Eugene M. Sofranko

Eugene M. Sofranko

/s/ Stanley G. Pijor

Stanley G. Pijor

/s/ Lee C. Howley

Lee C. Howley

/s/ James R. Herrick

James R. Herrick

/s/ Daniel E. Klimas

Daniel E. Klimas